Exhibit 99.1

BIOCERES and UNION ACQUISITION CORP. announce Bioceres’ unaudited quarterly operating results for the period ended December 31, 2018

Union Acquisition Corp.’s Sponsor and/or affiliates announce intent to make open market purchases of Union’s securities

New York – January 15, 2019 – Bioceres, a leading Latin American agricultural biotech company (the “Company”), and Union Acquisition Corp. (NYSE: LTN) (“UAC”), a special purpose acquisition company, today announced the Company’s unaudited operating results for the quarter ended December 31, 2018. The parties had previously announced the execution of a definitive share exchange agreement (the “Exchange Agreement”) pursuant to which the Company will contribute its agricultural solutions business in exchange for equity of UAC.

The Company reported unaudited revenues of $62.6 million during the quarter ended December 31, 2018, which represents a 33% growth rate over the same period a year ago. The adjustments and the translation mechanism from the application of IAS 29 had a positive impact of $8.7 million during the quarter ended December 31, 2018. Additionally, the Company’s management team expects Gross Profit and EBITDA margin performance to exceed that of the same period a year ago.

Members of UAC’s sponsor and, or entities affiliated with members of the sponsor, today announced their intent to make purchases of up to $3 million of UAC’s ordinary shares, rights and/or warrants in the open market in their discretion. The actual number of shares, rights and/or warrants which will be purchased, and the timing of such purchases, will be determined by the members of UAC’s sponsor, or entities affiliated with members of the sponsor, and the price which the Company will pay for the securities will be the market price at the time of the purchases. It is anticipated that any such purchases will be made in accordance with the applicable provisions of Securities and Exchange Commission (“SEC”) Rule 10b-18, to the extent applicable.

About Bioceres

Bioceres is a fully integrated provider of crop productivity solutions, including seeds, seed traits, seed treatments, biologicals, high-value adjuvants and fertilizers. Unlike most industry participants that specialize in a single technology, chemistry, product, condition or stage of plant development, Bioceres has developed a multi-discipline and multi-product platform capable of providing solutions throughout the entire crop cycle, from pre-planting to transportation and storage. Bioceres’ platform is designed to cost effectively bring high value technologies to market through an open architecture approach. Bioceres’ headquarters and primary operations are based in Argentina, which is its key end-market as well as one of the largest markets globally for GM crops. Through its main operational subsidiary, Rizobacter, the Company has a growing and significant international presence, particularly in Brazil and Paraguay. Bioceres leverages its relationship with its historical shareholders, many of whom are agricultural leaders and key participants in Bioceres’ end markets, to increase adoption of its products and technologies.

Bioceres Investment Highlights:

●	Leading position in large and growing agricultural markets with favorable industry dynamics, with a focus on biological assets aimed at crop protection, nutrition and seeds.
●	Global leader in drought-tolerance technologies, through the HB4 family of products – the only technology of its type available today for soybean production.
●	Through the Rizobacter brand, Bioceres is a world leader in production and sale of soybean biologicals, with over 20% global market share in inoculants.
●	Extensive distribution & commercial platform with over 700 distributors globally and sales in 25 different countries.
●	Proven track-record of delivering strong financial results.

About UAC

Union Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. UAC’s efforts to identify a prospective target business are not limited to any particular industry or geographic region, although UAC has focused on target businesses located in Latin America. UAC is led by Juan Sartori, Chairman of the Board of UAC and Chairman and founder of Union Group International Holdings Limited, and Kyle P. Bransfield, Chief Executive Officer of UAC and Partner of Atlantic-Pacific Capital, Inc.

Forward Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of UAC, Bioceres or the combined company after completion of the business combination are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Exchange Agreement and the proposed business combination contemplated therein; (2) the inability to complete the transactions contemplated by the Exchange Agreement due to the failure to obtain the approval of the shareholders, or other conditions to closing in the Exchange Agreement; (3) the ability of UAC to continue to meet applicable NYSE listing standards; (4) the risk that the proposed business combination disrupts current plans and operations of Bioceres as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; (8) the possibility that Bioceres may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the definitive registration statement of UAC in connection with the proposed business combination and the proxy statement/prospectus contained therein, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by UAC. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. UAC and Bioceres undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Investors should carry out their own due diligence in connection with the assumptions contained herein. The forward-looking statements in this communication speak as of the date of this communication. Although UAC may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transaction, UAC has filed a Registration Statement on Form S-4, which includes a preliminary proxy statement/prospectus of UAC. Once the Registration Statement is declared effective by the SEC, UAC will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders.

Investors and security holders of UAC are advised to read the preliminary proxy statement/prospectus, and amendments thereto, and when available, the definitive proxy statement/prospectus in connection with UAC’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the proposed transaction because the proxy statement/prospectus will contain important information about the proposed transaction and the parties to the proposed transaction.

Shareholders are also able to obtain copies of the Registration Statement, including the proxy statement/prospectus, without charge on the SEC’s website at www.sec.gov, or by directing their request to: Union Acquisition Corp., 400 Madison Ave., Suite 11A, New York, NY 10017.

No Offer or Solicitation

This announcement is for informational purposes only and is neither an offer to sell, nor a solicitation of an offer to buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Bioceres Contact:
Enrique Lopez Lecube, Chief Financial Officer, Bioceres
+543414861100
enrique.lopezlecube@bioceres.com.ar

UAC Contact:
Kyle P. Bransfield, Chief Executive Officer, UAC
+1 212 981 0633
kbransfield@apcap.com